                                                                    Exhibit 21.1

                            SUBSIDIARIES OF MARVELL


Subsidiary                                   Jurisdiction of Organization
----------                                   ----------------------------
Galileo Technology Europe Ltd.               United Kingdom

Galileo Technology, Inc.                     California

Galileo Technology Ltd.                      Israel

Marvell Asia Pte. Ltd.                       Singapore

Marvell Europe B.V.                          Netherlands

Marvell International Ltd.                   Bermuda

Marvell Japan K.K.                           Japan

Marvell Semiconductor, Inc.                  California